Exhibit 3.1

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Articles of Incorporation Lead Real Estate, Inc.

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September 30, 2006 Amendments to Articles of Incorporation

November 17, 2007 Amendment to Articles of Incorporation

May 31, 2009 Amendments to Articles of Incorporation

September 28, 2012 Amendments to Articles of Incorporation

January 12, 2016 Amendments to Articles of Incorporation

November 20, 2009 Amendments to Articles of Incorporation

December 11, 2017 Amendment to Articles of Incorporation

April 5, 2019 Amendments to Articles of Incorporation

April 3, 2020 Amendments to Articles of Incorporation

April 21, 2020 Amended Articles of Incorporation

March 31, 2021 Amendments to Articles of Incorporation

July 1, 2021 Amended Articles of Incorporation

August 31, 2021 Amended Articles of Incorporation

September 29, 2022 Amended Articles of Incorporation

September 28, 2023 Amended Articles of Incorporation

Chapter 1 General Provisions

(Trade Name)

Article 1 The name of the Company shall be Lead Real Estate Co., Ltd.

　　　　　(In English, the name shall be Lead Real Estate Co., Ltd.

(Purpose)

Article 2 The purpose of the Company shall be to engage in the following businesses.

1.Buying, selling and brokering real estate, and mediating real estate leasing

2. Real estate management

3. Real estate leasing

4 Building construction and equipment installation

5. Restaurant business

6 Businesses related to non-life insurance solicitation

7 Wholesaling and sales of domestic and imported building materials

8 Wholesaling and sales of imported furniture and interior goods

9 Wholesaling and sales of domestic and imported clothing, shoes and bags

10 Sales of automobiles

11 Design and supervision of buildings

12 Management of hotels

13 Supply of electricity through solar power generation

14 Sale of electricity

15 Management of inn business

16 Management of residential accommodation business, residential accommodation management business and residential accommodation brokerage business based on the Residential Accommodation Business Act

17 Real estate specified joint enterprise

18 Business based on the Crowdfunding Business Act

19 Management of contents, assets, etc. using blockchain technology

20 Buying and selling of securities

21 All business incidental to each of the preceding items

(Location of Head Office)

Article 3 The Company shall have its head office in Shibuya-ku, Tokyo.

(institution)

Article 4 The Company shall have a Board of Directors, an Audit Committee and an Independent Auditor.

(Method of Public Notice)

Article 5

The method of public notice of the Company shall be by electronic public notice, however, that in the event that the Company is unable to give electronic public notices due to an accident or other unavoidable reason, public notices shall be given in the Nihon Keizai Shimbun.

Chapter 2 Shares

(Total Number of Authorized Shares)

Article 6 The total number of authorized shares of the Company shall be 50,000,000 shares.

(Acquisition of treasury stock)

Article 7 The Company may acquire its own shares through market transactions, etc. by a resolution of the Board of Directors pursuant to the provisions of Article 165, Paragraph 2 of the Companies Act.

(Share Handling Regulations)

Article 8. In addition to the provisions of laws and ordinances or the Articles of Incorporation, the procedures concerning the Company's shares shall be governed by the Share Handling Regulations.

(Reference date)

Article 9 The Company shall deem the shareholders holding voting rights whose names appear or are recorded in the final register of shareholders as of June 30 of each year to be the shareholders entitled to exercise their rights at the ordinary general meeting of shareholders relating to that business year.

2 In addition to the preceding paragraph, the Company may, if necessary, fix an extraordinary record date by giving prior public notice.

(Administrator of Shareholders' Register)

Article 10 The Company may appoint an administrator of shareholders' register.

2. The shareholder register administrator and its office shall be determined by a resolution of the board of directors.

3. The preparation and keeping of the register of shareholders, the register of lost share certificates and the register of stock acquisition rights of the Company and other share-related business shall be handled by the administrator of shareholders' register and not by the Company.

Chapter 3 General Meeting of Shareholders

(convening)

Article 11. An ordinary general meeting of shareholders of the Company shall be convened within three (3) months from the day following each fiscal year, and an extraordinary general meeting of shareholders shall be convened whenever necessary.

(Convener and Chairman)

Article12 General meetings of shareholders shall be convened by the President of the Company, unless otherwise provided by laws and regulations.

2. The President shall act as chairman of a general meeting of shareholders. In the absence or disability of the President, another Director shall take his/her place in the order previously determined by the Board of Directors.

(Internet Disclosure and Deemed Provision of Reference Documents for General Meetings of Shareholders, etc.)

Article 13　The Company shall, at the time of convening a General Meeting of Shareholders, disclose information concerning matters to be stated or indicated in the Reference Materials for the General Meeting of Shareholders, Business Report, Financial Statements and Consolidated Financial Statements by means of the Internet in accordance with the applicable Ordinance of the Ministry of Justice. The disclosure may be deemed to have been provided to the shareholders.

(Method of making a resolution)

Article 14 Unless otherwise provided by law or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by a majority of the voting rights of the shareholders present at the meeting.

2 Unless otherwise provided for in the Articles of Incorporation, resolutions provided for in Article 309, Paragraph 2 of the Companies Act shall be adopted by two-thirds (2/3) or more of the voting rights of the shareholders present at the meeting where the shareholders holding one-third (1/3) or more of the voting rights of the shareholders entitled to exercise their voting rights at the said meeting are present.

(Exercise of Voting Rights by Proxy)

Article 15 A shareholder may exercise his voting right by proxy of one other shareholder of the Company having voting rights.

2 The shareholder or proxy must submit to the Company a document evidencing his/her power of representation at each General Meeting of Shareholders.

(Minutes of Proceedings)

Article 16 Minutes of the General Meeting of Shareholders shall be prepared in writing or by electromagnetic record as provided by law.

chapter iv directors and board of directors

(Number of directors)

Article 17 The Company shall have no more than ten Directors who are not members of the Audit Committee and no more than five Directors who are members of the Audit Committee.

(Method of Election of Directors)

Article 18 Directors shall be elected at a general meeting of shareholders, and the resolution for their election shall be adopted by a majority of the votes of shareholders present at the meeting where shareholders holding one-third (1/3) or more of the total number of voting rights of all shareholders are present.

2 The election of directors pursuant to the preceding paragraph shall be made separately for directors who are members of the Audit Committee and for directors who are not members of the Audit Committee.

3 Cumulative voting shall not be used for the election of directors.

4 The Company may elect at a general meeting of shareholders a substitute Audit Committee member to fill a vacancy in the number of Directors who are Audit Committee members as provided for in laws and regulations.

5 The effective term of the resolution for the election of a substitute Director as a member of the Audit Committee set forth in the preceding paragraph shall expire at the beginning of the Ordinary General Meeting of Shareholders relating to the last fiscal year ending within two years after such resolution is adopted.

(Term of Office of Directors)

Article 19 The term of office of Directors who are not members of the Audit Committee shall expire at the close of the Ordinary General Meeting of Shareholders relating to the last fiscal year ending within one year after their election.

2. The term of office of Directors who are members of the Audit Committee shall expire at the conclusion of the Ordinary General Meeting of Shareholders relating to the last fiscal year ending within two years after their election.

3. The term of office of a director elected to fill a vacancy shall expire at the conclusion of the term of office of the preceding director as a member of the Audit Committee.

(Persons Authorized to Convene Meetings of the Board of Directors and Chairman)

Article 20. Meetings of the Board of Directors shall be convened by the President. In the absence or disability of the President, a meeting of the Board of Directors shall be convened by another Director in an order previously determined by the Board of Directors.

2. The Board of Directors meetings shall be chaired by the President. In the absence or disability of the President, another Director shall take his/her place in the order previously determined by the Board of Directors.

(Representative Directors and Directors with Management Positions)

Article 21. The Board of Directors shall select Representative Directors from among Directors who are not members of the Audit Committee.

2. The Board of Directors shall, by resolution of the Board of Directors, appoint a Chairman of the Board of Directors from among the Directors who are not members of the Audit Committee, The Board of Directors may elect one President, one Executive Vice President, one Senior Managing Director and one Managing Director.

(Procedures for convening a board of directors meeting)

Article 22 Notice of a meeting of the Board of Directors shall be given to each Director at least three (3) days prior to the date of the meeting. However, this period may be shortened in case of urgent necessity.

2. A meeting of the Board of Directors may be held without following the procedures for convening a meeting if all Directors consent thereto.

(Omission of Method of Resolution of Meetings of the Board of Directors)

Article 23 The Company shall deem that a resolution of the Directors has been adopted when the requirements of Article 370 of the Companies Act have been met.

(Minutes of Board of Directors' Meetings)

Article 24 The proceedings of a meeting of the Board of Directors shall be recorded in the minutes, and the attending Directors shall write their names and affix their seals thereto or electronically sign the minutes.

(Board of Directors Regulations)

Article 25 Matters concerning the Board of Directors shall be governed by the Regulations of the Board of Directors established by the Board of Directors in addition to those provided by law or the Articles of Incorporation.

(Remuneration, etc.)

Article 26 Remuneration, bonuses and other property benefits to be received from the Company in consideration of the execution of duties by Directors (hereinafter referred to as "Remuneration, etc.") shall be determined by a resolution of the General Meeting of Shareholders. Article 26. Remuneration, bonuses and other property benefits to be received from the Company in consideration for the performance of duties (hereinafter referred to as "Remuneration, etc.") shall be determined by resolution of the General Meeting of Shareholders.

(Exemption from Liability of Directors and Limitation of Liability Agreement with Directors)

Article 27 The Company may, pursuant to the provisions of Article 426, Paragraph 1 of the Companies Act, exempt directors (including those who were previously directors) from liability for damages under Article 423, Paragraph 1 of the said Act to the extent permitted by law. 1 The Company may, pursuant to Article 426, Paragraph 1 of the Companies Act, exempt any Director (including former Directors) from liability for damages under Article 423, Paragraph 1 of the same Act by a resolution of the Board of Directors to the extent permitted by law.

2 Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company has entered into agreements with directors (excluding those who are executive directors, etc.) that limit liability for damages due to neglect of duties. I can do that. However, the maximum amount of liability under the contract shall be 1 million yen or the minimum liability amount stipulated by law, whichever is higher.

Chapter 5 Audit Committee Members and Audit Committee

(Full-time Audit Committee Members)

Article 28 The Audit Committee may, by its resolution, select a full-time Audit Committee member from among its members.

(Convocation Procedures for Meetings of the Audit Committee)

Article 29 Notice of a meeting of the Audit Committee shall be given to each member of the Audit Committee at least three (3) days prior to the date of the meeting. However, this period may be shortened in case of urgent necessity.

2. With the consent of all Audit Committee members, a meeting of the Audit Committee may be held without following the convocation procedures.

(Resolutions of the Audit Committee)

Article 30 Resolutions of a meeting of the Audit Committee shall be adopted by a majority of the Audit Committee members present at a meeting at which a majority of the Audit Committee members who are entitled to participate in the voting on the matter in question are present.

Chapter 6 Accounting Auditors

(Appointment of Accounting Auditor)

Article 31 The accounting auditor of the Company shall be elected at a general meeting of shareholders.

(Term of Office of Accounting Auditor)

Article 32 The term of office of the Accounting Auditor shall expire at the conclusion of the Ordinary General Meeting of Shareholders relating to the last fiscal year ending within one year after its election.

2.The accounting auditor shall be deemed to be reappointed at the Ordinary General Meeting of Shareholders unless otherwise resolved at the Ordinary General Meeting of Shareholders as set forth in the preceding paragraph.

(Remuneration, etc.)

Article 33 Remuneration, etc. of the Accounting Auditor shall be determined by the Board of Directors with the consent of the Audit Committee.

(Exemption from Liability of Accounting Auditor and Agreement with Accounting Auditor to Limit Liability)

Article 34. Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt the Accounting Auditor (including persons who were previously the Accounting Auditor) from liability under Article 423, Paragraph 1 of the said Act to the extent permitted by law. The Company may, pursuant to Article 426, Paragraph 1 of the Companies Act, by resolution of the Board of Directors, exempt the liabilities of accounting auditors (including persons who were formerly accounting auditors) under Article 423, Paragraph 1 of the said Act within the limit amount stipulated in laws and regulations.

2.Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may enter into an agreement with an accounting auditor to limit its liability for damages due to negligence of duties. However, the maximum amount of liability based on such agreement shall be up to the maximum amount of the minimum liability limit stipulated in Article 425, Paragraph 1 of the Companies Act.

Chapter 7 Accounting

(Business year)

Article 35 The fiscal year of the Company shall begin on July 1 of each year and end on June 30 of the following year.

(Dividends of Surplus)

Article 36 Dividends of surplus shall be paid to the shareholders or registered pledgees of shares appearing on the final register of shareholders as of June 30 of each year.

No interest shall accrue on unpaid dividends of surplus.

(Exclusion period for dividends)

Article 37 The Company shall be discharged from the obligation to pay dividends of surplus if such dividends remain unreceived after a lapse of three (3) full years from the date of commencement of payment thereof.

September 28, 2023

The above is in accordance with the Articles of Incorporation of the Company.

(Main store)           16-11 Nanpeidai-cho, Shibuya-ku, Tokyo

(Business name) Lead Real Estate Co., Ltd.

Representative Director Eiji Nagahara